SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) or (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                  EverTrust Financial Group, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


         Washington                                   91-1613658
------------------------                           -----------------
(State of incorporation)                           (I.R.S. Employer
                                                 Identification Number)

2707 Colby Avenue, Suite 600, Everett, Washington        98201
-------------------------------------------------      ---------
(Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box [ ].

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box [x].

Securities Act registration statement file number to which this form relates:
333-81125

       Securities to be registered pursuant to Section 12(b) of the Act:

                               Not applicable
                               ---------------
                              (Title of Class)

                               Not applicable
            -----------------------------------------------------
            (Name of Exchange on Which Class is to be Registered)

       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common stock, no par value per share
                      ------------------------------------
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

         The following information is provided pursuant to Item 202 of Regulation S-K.

         (a)  Capital Stock.
              --------------
              (1) The title of the class of securities to be registered is common stock, no par value per share.

         For the information required by this Item with respect to the characteristics of the Common Stock to be registered, reference is hereby made to the material under the captions "HOW EVERTRUST FINANCIAL GROUP, INC. INTENDS TO USE THE PROCEEDS FROM THIS OFFERING," "EVERTRUST FINANCIAL GROUP, INC.'S DIVIDEND POLICY," "MARKET FOR EVERTRUST FINANCIAL GROUP, INC.'S COMMON STOCK," "REGULATION -- The Banks -- Dividends," "MUTUAL BANCSHARES'
CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank -- Voting Rights," "-- Tax Effects," "RESTRICTIONS ON ACQUISITION OF EVERTRUST FINANCIAL GROUP, INC.," and "DESCRIPTION OF CAPITAL STOCK OF EVERTRUST FINANCIAL GROUP, INC." contained in the Registration Statement on Form S-1, filed on June 18, 1999 and subsequently amended (Registration No. 333-81125) ("Registration Statement"), and incorporated herein by reference.

              (2)  Provisions with respect to preferred stock:

              Not Applicable.

              (3)  Other material rights of common or preferred stockholders:

              Not Applicable.

              (4) For information required by this item, the material under the caption "RESTRICTIONS ON ACQUISITION OF EVERTRUST FINANCIAL GROUP, INC." contained in the Registration Statement on Form S-1, and amendments thereto, is incorporated herein by reference.

         (b)  Debt securities.
              ----------------

              Not Applicable.

         (c)  Other securities.
              -----------------

              Not Applicable.

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Item 2.  Exhibits.
------------------

       1. Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 File No. 333-81125)

       2. Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 File No. 333-81125)

       3. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 File No. 333-81125)

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                                SIGNATURE
                                ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereof duly authorized.

                                    EVERTRUST FINANCIAL GROUP, INC.



                                    By: /s/Michael B. Hansen
                                    -------------------------------------
                                    Michael B. Hansen
                                    President and Chief Executive Officer


Date: August 10, 1999

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